UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

APi Group Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW
New Brighton, Minnesota	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 651 636-4320

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2023, APi Group DE, Inc. (“Borrower”), a wholly owned subsidiary of APi Group Corporation (the “Company”) entered into and closed the transactions contemplated by Amendment No. 4 to Credit Agreement (“Amendment No. 4”), by and among Borrower, the Company, as a guarantor, the Company subsidiary guarantors named therein, and Citibank, N.A., as collateral agent and as administrative agent, which amends the Credit Agreement, dated as of October 1, 2019, as amended by Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, Amendment No. 2 to Credit Agreement, dated December 16, 2021 and Amendment No. 3 to Credit Agreement, dated May 19, 2023, by and among Borrower, the Company, the Company subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent (as amended, supplemented or modified from time to time, the “Credit Agreement”).

Amendment No. 4 provides for the refinancing of existing term loans denominated in U.S. dollars, by borrowing principal amounts under the Credit Agreement of (a) approximately $505 million (the “Repriced Initial Term Loan”), which (together with proceeds from the Repriced 2021 Incremental Term Loan (as defined below) and approximately $100 million of cash on hand) were used to pay off a portion of the initial term loan maturing October 1, 2026 (the “Initial Term Loan”) outstanding under the Credit Agreement as of the date of the closing of Amendment No. 4 (the “Amendment No. 4 Closing Date”) and (b) approximately $1,407 million (the “Repriced 2021 Incremental Term Loan”, and together with the Repriced Initial Term Loan, collectively the “Repriced Term Loans”), which were used to pay off the outstanding incremental term loan maturing January 3, 2029 (the “Existing 2021 Incremental Term Loan”, and together with the Initial Term Loan, collectively the “Existing Term Loans”) under the Credit Agreement as of the Amendment No. 4 Closing Date, as well as to pay off the balance of the outstanding Initial Term Loan. Therefore, on the Amendment No. 4 Closing Date after giving effect to the payoffs heretofore described, the outstanding principal balance of the Repriced Initial Term Loan was approximately $505 million and the outstanding principal balance of the Repriced 2021 Incremental Term Loan was approximately $1,407 million.

The maturity date of the Repriced Initial Term Loan is October 1, 2026, which is the same maturity date of the Existing Initial Term Loan that was paid off on the Amendment No. 4 Closing Date. The maturity date of the Repriced 2021 Incremental Term Loan is January 3, 2029, which is the same maturity date as the Existing 2021 Incremental Term Loan that was paid off on the Amendment No. 4 Closing Date. Therefore, the maturity date of approximately $422 million of the Existing Initial Term Loan is being extended to match the later maturity date of the incremental term loans in 2029.

Pursuant to Amendment No. 4, the applicable interest rates for the Repriced Term Loans are (a) in the case of the Repriced Initial Term Loan, at the Borrower’s option, either (1) a base rate plus a reduced applicable margin equal to 1.25% or (2) a Term SOFR (as defined in the Credit Agreement) rate (adjusted for statutory reserves) plus a reduced applicable margin of 2.25% plus a credit spread adjustment (“CSA”) and (b) in the case of Repriced 2023 Incremental Term Loan, at the Borrower’s option, either (1) a base rate plus a reduced applicable margin equal to 1.50% or (2) a Term SOFR rate (adjusted for statutory reserves) plus a reduced applicable margin equal to 2.50% plus a CSA. The Company’s aggregate $1,120 million of interest rate swaps related to its term loans will remain in effect following the repricing and extension.

Principal payments on the Repriced Term Loans are due in quarterly installments on the last day of each fiscal quarter, unless prepayments are made, for a total annual amount equal to 1.00% of the initial aggregate principal amounts of the Repriced Term Loans, with any outstanding balances due at maturity.

Except as set forth in Amendment No. 4 and above, the Repriced Term Loans have identical terms to the Existing Term Loans as set forth in, and otherwise subject to the provisions of, the Credit Agreement.

The foregoing description of Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 4, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4, dated October 11, 2023, among APi DE, Inc., APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent.

10.2	Credit Agreement, dated as of October 1, 2019, by and among APi Group DE, Inc., as borrower, J2 Acquisition Limited, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form S-4 effective May 1, 2020 (File No. 33-237553)).

10.3	Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.14 to the registrant’s Quarterly Report on Form 10-Q filed on November 12, 2020).

10.4	Amendment No. 2 to Credit Agreement, dated as of December 16, 2021, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 20, 2021).

10.5	Amendment No. 3 to Credit Agreement, dated as of May 19, 2023, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.24 to the registrant’s Quarterly Report on Form 10-Q filed on August 3, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APi Group Corporation

Date: October 13, 2023	By:	/s/ Louis B. Lambert
Name: Louis B. Lambert Title: Senior Vice President, General Counsel and Secretary